                       SECURITIES AND EXCHANGE COMMISSION


                            Washington, D. C. 20549


                                FORM 8-K/A No. 1


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported) January 4, 1994



                          SEAGULL ENERGY CORPORATION
______________________________________________________________________________
             (Exact name of registrant as specified in its charter)



                                     Texas
______________________________________________________________________________
                 (State or other jurisdiction of incorporation)



                1-8094                                74-1764876
___________________________________   ________________________________________
     (Commission File Number)            (IRS Employer Identification No.)



            1001 Fannin, Suite 1700, Houston, Texas          77002-6714
______________________________________________________________________________
          (Address of principal executive offices)          (Zip Code)



                                 (713) 951-4700
______________________________________________________________________________
               Registrant's telephone number, including area code



                                Not Applicable
______________________________________________________________________________
         (Former name or former address, if changed since last report.)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statement of Business Acquired.

     See exhibits for historical financial statements of Novalta Resources Inc.

(b)   Pro Forma Financial Information.

               UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENT

On January 4, 1994, an indirect wholly owned subsidiary of Seagull Energy Corporation ("Seagull" or the "Company") acquired all of the outstanding shares of stock (the "Stock") of Novalta Resources Inc. ("Novalta") and an intercompany note (the "Note") from Novalta to its parent, Novacor Petrochemicals Ltd. ("Novacor Petrochemicals"). The Stock and the Note were acquired for a purchase price of approximately $203 million in cash, subject to customary post-closing adjustments (the "Seagull Canada Acquisition"). As of February 1, 1994, the adjusted purchase price was estimated at $200.5 million. The economic effective date of the Seagull Canada Acquisition was December 31, 1993 (the "Effective Date"). Effective as of the January 4, 1994 Closing Date, Novalta was amalgamated with one of its subsidiaries along with Seagull Energy Canada Ltd., the indirect subsidiary of Seagull that acquired Novalta. The resulting amalgamated company was named Seagull Energy Canada Ltd. ("Seagull Canada").

The unaudited pro forma condensed balance sheet as of December 31, 1993 and the unaudited pro forma condensed statement of earnings for the year ended December 31, 1993 give effect to the Seagull Canada Acquisition, financed initially under a new $175 million reducing revolving credit facility (the "Canadian Credit Agreement") as well as borrowings under Seagull's amended and restated $475 millon revolving credit line (the "Revolver") with a group of major U.S. and international banks.

The following unaudited pro forma information has been included as required by the rules of the Securities and Exchange Commission and is provided for comparative purposes only. The unaudited pro forma information presented is based on the respective historical consolidated financial statements of Seagull and Novalta and should be read in conjunction with such financial statements and the related notes thereto. The historical consolidated financial statements of Novalta as presented do not reflect the effect of certain transactions between Novalta and NOVA Corporation of Alberta and its subsidiaries that were completed prior to the closing of the Seagull Canada Acquisition, such as the elimination of intercompany debt balances. The effect of such transactions are reflected in the conforming adjustments to the pro forma unaudited condensed financial statements. The unaudited pro forma information presented does not purport to be indicative of actual results, if the combinations had been in effect on the dates or for the periods indicated, or of future results.

All amounts are in U.S. dollars.

                 UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                           As of December 31, 1993
                                (in thousands)

                                                Seagull       Novalta
                                                Energy       Resources    Conforming      Pro Forma
                                              Corporation      Inc.       Adjustments     Combined
                                              -----------    ---------    -----------     ---------

ASSETS
  Current Assets:
    Cash and cash equivalents................  $    5,572     $    415     $     --      $    5,987
    Accounts received, net...................      98,734       11,136           --         109,870
    Other....................................      10,902          688           --          11,590
                                               ----------     --------     --------      ----------
      Total..................................     115,208       12,239           --         127,447

  Property, Plant and Equipment -- at cost...   1,278,701      166,067     (166,067)(A)   1,495,295
                                                                            216,229 (C)
                                                                                365 (C)
  Accumulated Depreciation, Depletion
    and Amortization........................      345,512       69,038      (69,038)(A)     345,512
                                               ----------     --------     --------      ----------
                                                  933,189       97,029      119,565       1,149,783

  Other Assets..............................       69,854        3,145          883 (C)      65,424
                                                                             (8,458)(D)
                                               ----------     --------     --------      ----------
  Total Assets..............................   $1,118,251     $112,413     $111,990      $1,342,654
                                               ==========     ========     ========      ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
  Current Liabilities:
    Accounts payable........................   $   84,904     $  7,060     $     --      $   91,964
    Current maturities of long-term debt....        1,538           --           --           1,538
    Other...................................       37,724          746           --          38,470
                                               ----------     --------     --------      ----------
        Total Current Liabilities...........      124,166        7,806           --         131,972

  Long-Term Debt............................      459,787       64,316      (64,316)(B)     653,093
                                                                            193,306 (D)

  Other Noncurrent Liabilities..............       66,785        1,965         (602)(C)      68,148

  Deferred Income Taxes.....................       28,134        7,899       (7,899)(B)      50,062
                                                                             21,928 (C)

  Shareholder's Equity......................      439,379       30,427      (30,427)(B)     439,379
                                               ----------     --------     --------      ----------
  Total Liabilities and
    Shareholders' Equity....................   $1,118,251     $112,413     $111,990      $1,342,654
                                               ==========     ========     ========      ==========


                         NOTES TO UNAUDITED PRO FORMA
                           CONDENSED BALANCE SHEET

(A) To eliminate Novalta's historical cost of property, plant and equipment and accumulated depreciation, depletion and amortization.

(B) To eliminate the long-term debt, deferred income taxes and shareholder's equity of Novalta.

(C) To adjust the assets acquired and liabilities assumed in the Seagull Canada Acquisition to reflect the allocation of the estimated purchase price. The adjusted cost of property, plant and equipment was calculated as follows:


                                                        (in thousands)
     Estimated purchase price..........................    $200,455
     Estimated transaction costs.......................       1,309
     Less -- other assets acquired:
          Current assets...............................     (12,239)
          Investment in EBOC Energy Ltd. ..............      (3,255)
          Deferred debt costs..........................        (773)
          Other fixed assets...........................        (365)
     Plus -- liabilities assumed:
          Current liabilities..........................       7,806
          Deferred credits.............................       1,363
          Deferred income taxes........................      21,928
                                                           --------
                                                           $216,229
                                                           ========

     The purchase price was determined pursuant to arm's length negotiations between the Company and Novacor Petrochemicals, based on the economic effective date of December 31, 1993. The purchase price was based to a large extent on the net present value of oil reserves attributable to the properties acquired as a result of the Seagull Canada Acquisition.

(D)  To record the financing of the Seagull Canada Acquisition.

               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                         Year Ended December 31, 1993
                                (in thousands)

                                 Seagull      Novalta
                                  Energy     Resources  Conforming    Pro Forma
                                Corporation     Inc.    Adjustments    Combined
                                -----------  ---------  -----------   ---------
Revenues ....................... $377,165     $32,358     $   --       $409,523

Costs of Operations:
  Operating Costs...............  184,620      12,973          399 (B)  197,992
  Depreciation, depletion and
    amortization................  116,556       9,371       (9,371)(A)  131,772
                                                            15,216 (C)
                                 --------     -------     --------     --------
Operating Profit................   75,989      10,014       (6,244)      79,759
General and Administrative
  Expense.......................   11,666        --           --         11,666
Interest Expense................   36,753       1,083       (1,083)(A)   48,595
                                                            11,842 (D)

Interest Income and other......    (5,708)     (3,102)        --         (8,810)
                                 --------     -------     --------     --------
Earnings Before Income Taxes....   33,278      12,033      (17,003)      28,308

Income Taxes....................    6,080       4,650       (4,650)(A)    6,146
                                                                66 (E)
                                 --------     -------     --------     --------
Net Earnings.................... $ 27,198     $ 7,383     $(12,419)    $ 22,162
                                 ========     =======     ========     ========
Earnings Per Share.............. $   0.76                              $   0.62
                                 ========                              ========
Weighted Average Number of
  Common Shares Outstanding.....   35,790                                35,790
                                 ========                              ========

                          NOTES TO UNAUDITED PRO FORMA
                         CONDENSED STATEMENTS OF INCOME

(A) To eliminate depreciation, depletion and amortization, interest expense and income taxes of Novalta.

(B) To adjust general operating expenses to give effect to Seagull's increased personnel, rent, consultation, professional and other expenses expected as a result of the Seagull Canada Acquisition.

(C) To adjust depreciation, depletion and amortization to give effect to the Seagull Canada Acquisition.

(D) To adjust interest expense to give effect to the Seagull Canada Acquisition initially financed under the Canadian Credit Agreement and the Revolver and the amortization of loan acquisition costs relating to the Canadian Credit Agreement. The pro forma interest expense adjustment was calculated as follows:

                                                           (in thousands)
    Pro forma average outstanding balance --
      Canadian Credit Agreement                       $151,938
    Estimated average interest rate                       5.01%
                                                      --------
    Pro forma interest expense on                                        7,612
      Canadian Credit Agreement
    Pro forma additional outstanding balance --
      Revolver                                          49,826
    Estimated average interest rate                       5.40%
                                                      --------
    Pro forma interest expense on the
      additional Revolver                                                2,689
    Pro forma interest expense on historical
      Revolver due to increased interest
      rate margin                                                        1,348
    Pro forma amortization of loan acquisition
      costs relating to the Canadian Credit
      Agreement                                                            193
                                                                       -------
                                                                       $11,842
                                                                       =======

(E) To adjust Revenue Canada and Alberta Province income taxes for the items discussed in Notes (B) through (D) above.

(c) Exhibits.

    * 2.1   Consolidated Financial Statements of Novalta Resources Inc.
    *24.1   Consent of Ernst & Young.

* Filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: February 15, 1994


                                       SEAGULL ENERGY CORPORATION

                                       By: /s/ Rodney W. Bridges
                                           _____________________
                                           Rodney W. Bridges
                                           Vice President and Controller
                                           (Principal Accounting Officer)

                                   EXHIBIT INDEX

                                                                        Page
                                                                        ----
    * 2.1   Consolidated Financial Statements of Novalta Resources
            Inc.

    *24.1   Consent of Ernst & Young.


* Filed herewith.